Exhibit 23(a)


                       [Letterhead of Arthur Andersen LLP]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the reference to our firm in the Registration Statement Form S-3 and related Prospectus of Washington Real Estate Investment Trust for the registration of securities and to the incorporation by reference therein of our report dated February 9, 1999 with respect to the consolidated financial statements Washington Real Estate Investment Trust in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                                     /s/ Arthur Andersen LLP


Washington, D.C.
June 28, 1999